Exhibit 99.1

Clarus Reports Record Second Quarter 2018 Results and Raises Full-Year Outlook

– Sales up 50% to a Q2 Record $45.9 Million With Gross Margin up 510 Basis Points to 34.6% –

– 2018 Sales to Now Grow 20%-23% to $205-$210 Million with Adjusted EBITDA Margin of Approximately 8.5% –

– Initiation of Quarterly Dividend of $0.025 per Share –

SALT LAKE CITY, Utah – August 6, 2018 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 50% to a Q2 record of $45.9 million.
•	Gross margin up 510 basis points to 34.6%.
•	Net loss improved to $0.8 million or $(0.03) per share, compared to a net loss of $3.7 million or $(0.12) per share.
•	Adjusted net income before non-cash items increased significantly to $2.6 million or $0.09 per share, compared to an adjusted net loss of $3.4 million or $(0.11) per share.
•	Adjusted EBITDA improved significantly to a Q2 record of $2.8 million compared to a loss of $2.7 million.
•	Repurchased 417,237 shares for approximately $3.3 million, excluding fees and expenses, in connection with the Company’s modified Dutch auction tender offer.

Management Commentary

“The strong results of our second quarter signal the momentum in our brands and reinforce that our strategy is working,” said John Walbrecht, president of Clarus. “Important metrics that confirm this performance include 14% sales growth from Black Diamond, including an 89% increase in apparel, and 32% pro forma growth in Sierra Bullets.

“We continued to translate these top-line results into significantly improved gross margin, profitability and cash generation. During the second quarter, gross margin improved by 510 basis points and we increased year-over-year adjusted EBITDA by $5.5 million.

“Given our strong performance in the first half of the year, we are increasing our 2018 outlook. We expect our financial momentum to continue for the remainder of the year based upon key product innovations across all of Black Diamond’s primary product categories, particularly within climb and apparel, and improved demand at Sierra as we continue to increase the exposure of the brand within existing channels.”

Commenting on the initiation of a quarterly cash dividend, Clarus Executive Chairman Warren Kanders said: “We believe this decision demonstrates our confidence in the financial management and strength of our company, our settling into a more natural and consistent rhythm in our business, and provides a platform for a broader investor base. Our high levels of growth, operating leverage and attendant cash flows also make us well-positioned to seek opportunistic acquisitions while returning capital to shareholders. We believe this reinforces our commitment to delivering optimal shareholder value.”

Second Quarter 2018 Financial Results

Sales in the second quarter of 2018 increased 50% to $45.9 million compared to $30.7 million in the same year-ago quarter. The increase was driven by $10.9 million in sales generated by Sierra, and continued strong growth across the Black Diamond Equipment brand. On a constant currency basis, total sales were up 47%.

On a pro forma basis, as if Clarus owned Sierra during the second quarter of 2017, consolidated sales in the second quarter of 2018 increased 18%, comprised of 14% growth from Black Diamond and 32% growth from Sierra Bullets.

Gross margin increased 510 basis points to 34.6% compared to 29.5% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products and distribution channels, the stabilization of the Company’s sourcing strategy, and more normalized levels of discontinued merchandise.

Selling, general and administrative expenses in the second quarter increased to $15.8 million compared to $12.9 million in the year-ago quarter. The anticipated increase was due to strategic investments that seek to drive innovation and growth in both Sierra and Black Diamond.

Net loss in the second quarter improved to $0.8 million or $(0.03) per diluted share, compared to a net loss of $3.7 million or $(0.12) per diluted share in the year-ago quarter. Net loss in the second quarter of 2018 included $3.2 million of non-cash items, $0.2 million in transaction costs, and minimal restructuring costs, compared to $0.2 million of non-cash items and minimal restructuring costs in the second quarter of 2017.

Adjusted net income, which excludes the non-cash items, as well as transaction and restructuring costs, increased significantly to $2.6 million or $0.09 per diluted share, compared to adjusted net loss of $3.4 million or $(0.11) per diluted share in the second quarter of 2017.

Adjusted EBITDA also increased significantly to $2.8 million compared to a loss of $2.7 million in the second quarter of 2017.

At June 30, 2018, cash and cash equivalents totaled $2.6 million compared to $1.9 million at December 31, 2017. Free cash flow during the first six months of 2018 was $6.4 million compared to $(8.8) million in the same period in 2017. The Company’s debt balance at June 30, 2018, was $16.1 million compared to $20.8 million at December 31, 2017.

New $150 Million Revolving Credit Facility

On June 28, 2018, Clarus entered into a new $75 million credit facility agreement, plus an uncommitted accordion feature providing for an additional $75 million, for a total of up to $150 million with J.P. Morgan Chase Bank, N.A. The upsized agreement replaces the Company’s $40 million revolving credit line at more favorable rates and provides greater international capabilities. The facility bears interest at a LIBOR or an adjusted LIBOR rate plus an applicable margin generally ranging from 1.5% to 2.2% and matures in 2022. The use of proceeds will be to fully pay down the Company’s previously existing revolving credit facility, as well as for working capital and general corporate purposes.

Capital Allocation

Today, August 6th, Clarus implemented a quarterly cash dividend of $0.025 per share on the Company’s common stock. The dividend will be paid on September 4, 2018, to shareholders of record on the close of business on August 20, 2018.

After multiple extensions and increasing the maximum price from $7.20 to $8.00, on July 12th, Clarus announced the results of its $7.5 million modified Dutch auction tender offer. Clarus accepted for purchase 417,237 shares for an aggregate cost of approximately $3.3 million, excluding fees and expenses. The shares accepted for purchase represented approximately 1% of Clarus’ total outstanding shares as of June 30, 2018.

The Company maintains a $30 million share repurchase program, which still has approximately $14.4 million available.

These various capital allocation measures reflect the Company’s confidence in its future and commitment to finding ways to enhance value for all shareholders.

Increased 2018 Outlook

Clarus now anticipates fiscal year 2018 sales to grow 20%-23% to approximately $205-$210 million (from $200-$205 million prior) compared to $170.7 million in 2017. On a constant currency basis, that translates to an expected sales range between $202-$207 million, or up 18%-21% compared to 2017.

The Company also now expects adjusted EBITDA margin to be approximately 8.5% (from 8% prior), which includes $5 million of cash corporate overhead expenditures, compared to 3.6% in 2017.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $157 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2018 results.

Date: Monday, August 6, 2018

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-263-0877

International dial-in number: 1-646-828-8143

Conference ID: 6059765

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 20, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 6059765

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

  CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash	$2,571	$1,856
Accounts receivable, less allowance for doubtful accounts of $451 and $382, respectively	32,461	35,817
Inventories	61,157	58,138
Prepaid and other current assets	4,676	3,633
Income tax receivable	43	-
Total current assets	100,908	99,444

Property and equipment, net	23,703	24,345
Other intangible assets, net	21,232	23,238
Indefinite lived intangible assets	41,751	41,843
Goodwill	18,090	17,745
Other long-term assets	1,572	834
Total assets	$207,256	$207,449

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$22,908	$19,456
Income tax payable	164	328
Current portion of long-term debt	40	-
Total current liabilities	23,112	19,784

Long-term debt	16,064	20,842
Deferred income taxes	4,011	3,666
Other long-term liabilities	101	175
Total liabilities	43,288	44,467

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,917 and 32,917 issued and 30,041 and 30,041 outstanding, respectively	3	3
Additional paid in capital	486,440	485,285
Accumulated deficit	(310,764)	(310,390)
Treasury stock, at cost	(12,632)	(12,415)
Accumulated other comprehensive income	921	499
Total stockholders' equity	163,968	162,982
Total liabilities and stockholders' equity	$207,256	$207,449

 CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	June 30, 2017

Sales
Domestic sales	$27,845	$16,996
International sales	18,036	13,684
Total sales	45,881	30,680

Cost of goods sold	30,021	21,642
Gross profit	15,860	9,038

Operating expenses
Selling, general and administrative	15,791	12,860
Restructuring charge	24	42
Transaction costs	168	-

Total operating expenses	15,983	12,902

Operating loss	(123)	(3,864)

Other (expense) income
Interest (expense) income, net	(463)	106
Other, net	(192)	208

Total other (expense) income, net	(655)	314

Loss before income tax	(778)	(3,550)
Income tax (benefit) expense	(1)	104
Net loss	$(777)	$(3,654)

Net loss per share:
Basic	$(0.03)	$(0.12)
Diluted	(0.03)	(0.12)

Weighted average shares outstanding:
Basic	30,041	30,013
Diluted	30,041	30,013

 CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2018	June 30, 2017

Sales
Domestic sales	$53,499	$38,333
International sales	45,649	33,903
Total sales	99,148	72,236

Cost of goods sold	65,461	50,898
Gross profit	33,687	21,338

Operating expenses
Selling, general and administrative	32,919	25,395
Restructuring charge	64	83
Transaction costs	333	-

Total operating expenses	33,316	25,478

Operating income (loss)	371	(4,140)

Other (expense) income
Interest expense, net	(717)	(877)
Other, net	(71)	222

Total other expense, net	(788)	(655)

Loss before income tax	(417)	(4,795)
Income tax (benefit) expense	(43)	314
Net loss	$(374)	$(5,109)

Net loss per share:
Basic	$(0.01)	$(0.17)
Diluted	(0.01)	(0.17)

Weighted average shares outstanding:
Basic	30,041	30,014
Diluted	30,041	30,014

 CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2018		June 30, 2017

Gross profit as reported	$15,860
Plus impact of inventory fair value adjustment	-
Adjusted gross profit	$15,860	Gross profit as reported	$9,038

Gross margin as reported	34.6%

Adjusted gross margin	34.6%	Gross margin as reported	29.5%

SIX MONTHS ENDED

	June 30, 2018		June 30, 2017

Gross profit as reported	$33,687
Plus impact of inventory fair value adjustment	1,049
Adjusted gross profit	$34,736	Gross profit as reported	$21,338

Gross margin as reported	34.0%

Adjusted gross margin	35.0%	Gross margin as reported	29.5%

 CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET INCOME (LOSS) BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME (LOSS) BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2018	Share	June 30, 2017	Share

Net loss	$(777)	$(0.03)	$(3,654)	$(0.12)

Amortization of intangibles	968	0.03	269	0.01
Depreciation	1,135	0.04	547	0.02
Amortization of debt issuance costs	290	0.01	-	-
Stock-based compensation	656	0.02	309	0.01
Loss (gain) from removal of accumulated translation adjustment	172	0.01	(61)	(0.00)
Income tax (benefit) expense	(1)	(0.00)	104	0.00
Cash paid for income taxes	(9)	(0.00)	(943)	(0.03)

Net income (loss) before non-cash items	$2,434	$0.08	$(3,429)	$(0.11)

Restructuring charge	24	0.00	42	0.00
Transaction costs	168	0.01	-	-
State cash taxes on adjustments	(6)	(0.00)	(2)	(0.00)
AMT cash taxes on adjustments	(4)	(0.00)	(1)	(0.00)

Adjusted net income (loss) before non-cash items	$2,616	$0.09	$(3,390)	$(0.11)

 CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET INCOME (LOSS) BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME (LOSS) BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2018	Share	June 30, 2017	Share

Net loss	$(374)	$(0.01)	$(5,109)	$(0.17)

Amortization of intangibles	1,937	0.06	535	0.02
Depreciation	2,208	0.07	1,105	0.04
Accretion of note discount	-	-	833	0.03
Amortization of debt issuance costs	307	0.01	-	-
Stock-based compensation	1,155	0.04	342	0.01
Loss (gain) from removal of accumulated translation adjustment	41	0.00	(81)	(0.00)
Inventory fair value of purchase accounting	1,049	0.03	-	-
Income tax (benefit) expense	(43)	(0.00)	314	0.01
Cash paid for income taxes	(246)	(0.01)	(890)	(0.03)

Net income (loss) before non-cash items	$6,034	$0.20	$(2,951)	$(0.10)

Restructuring charge	64	0.00	83	0.00
Transaction costs	333	0.01	-	-
State cash taxes on adjustments	(11)	(0.00)	(3)	(0.00)
AMT cash taxes on adjustments	(8)	(0.00)	(2)	(0.00)

Adjusted net income (loss) before non-cash items	$6,412	$0.21	$(2,873)	$(0.10)

 CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2018	June 30, 2017

Net loss	$(777)	$(3,654)

Income tax (benefit) expense	(1)	104
Other, net	192	(208)
Interest expense, net	463	(106)

Operating loss	(123)	(3,864)

Depreciation	1,135	547
Amortization of intangibles	968	269

EBITDA	$1,980	$(3,048)

Restructuring charge	24	42
Transaction costs	168	-
Stock-based compensation	656	309

Adjusted EBITDA	$2,828	$(2,697)

 CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017

Net loss	$(374)	$(5,109)

Income tax (benefit) expense	(43)	314
Other, net	71	(222)
Interest expense, net	717	877

Operating income (loss)	371	(4,140)

Depreciation	2,208	1,105
Amortization of intangibles	1,937	535

EBITDA	$4,516	$(2,500)

Restructuring charge	64	83
Transaction costs	333	-
Inventory fair value of purchase accounting	1,049	-
Stock-based compensation	1,155	342

Adjusted EBITDA	$7,117	$(2,075)

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